Exhibit 99.6(b)

BY-LAWS
OF
INTEGRITY LIFE INSURANCE COMPANY
RESTATED AS CODE OF REGULATIONS

ARTICLE I

Meeting of Shareholders

Section 1.1              Annual Meeting.  The annual meeting of the shareholders (the “Shareholders”, each a “Shareholder”) of Integrity Life Insurance Company (the “Corporation”) for the election of directors and the Corporation (the “Board of Directors”, each a “Director”) and the transaction of other business shall be held on the second Monday of April of each year (or, if such day is a legal holiday, then on the next succeeding business day), or on such other date as may be fixed by the Board of Directors.

Section 1.2              Special Meetings.  A special meeting of the Shareholders may be called at any time by the Board of Directors, the Chairman or either of the Co-Chairman of the Board or the President, and shall be called by the Secretary upon the written request of the holders of record of 25% or more of the outstanding shares entitled to vote at the meeting.  At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth on the notice or waiver of notice of the meeting.

Section 1.3              Time and Place of Meetings.  Meetings of the Shareholders may be held in or outside of Ohio at the time and place specified by the Board of Directors or Shareholders requesting the meeting, as the case may be.

Section 1.4              Notice.  Written notice shall be given each meeting of the Shareholders stating the place, date, and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  A copy of the notice of any meeting shall be given personally or by regular mail, overnight mail, facsimile, telegram, or cablegram, not less than ten (10) not more than sixty (60) days before the date of the meeting, to each Shareholder entitled to vote at the meeting.  Notice of the meeting need not be given to any Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any Shareholder at any meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of the meeting, shall constitute a waiver of notice by him.

Section 1.5              Proxies; Voting.  Each Shareholder of record shall be entitled at every meeting of the Shareholders to one vote for each share of capital stock standing in his name on the record of Shareholders.  Every Shareholder entitled to vote at a meeting or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.  Every proxy must be signed by the Shareholder or his attorney-in-fact.  Directors shall be elected by a plurality of the votes cast at a meeting of the Shareholders by the holders of shares entitled to vote in the election.  Whenever any corporate action, other than the election of Directors, is to be taken by vote of the Shareholders, it shall, except as otherwise required by law, by authorized by a majority of the votes cast at a meeting of the Stockholders by the holders of shares entitled to vote thereon.

Section 1.6              Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum at a meeting of the Shareholders for the transaction of any business.  Despite the absence of a quorum, the Shareholders present in person or by proxy may adjourn the meeting to another time or place.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.7              Consent of Shareholders without a Meeting.  Except as otherwise provided by these Regulations, whenever Shareholders are required or permitted to take any action by vote, such action may be taken without a meeting or written consent, setting forth the action so taken, signed by all of the Shareholders who would be entitled to notice of a meeting of the Shareholders held for such purpose.

ARTICLE II

Board of Directors

Section 2.1              Number and Term of Office.  The Board of Directors shall consist of not less than five (5) no more than twenty-one (21) Directors, a majority of whom shall be citizens of Ohio, as determined from time to time by vote of the Shareholders.  As used in these Regulations, “entire Board of Directors” or “entire Board” means the total number of Directors which the Company would have if there were no vacancies.  At each annual meeting of the Shareholders, Directors shall be elected to hold office until adjournment of the next succeeding annual meeting.  Each Director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his death, resignation or removal.

Section 2.2              Regular Meetings.   The Board of Directors shall meet for the purpose of electing officers and the transaction of other business immediately following the adjournment of the annual meeting of the Shareholders at the place of such annual meeting.  The time and place of other regular meetings of the Board of Directors shall be fixed by the Board of Directors.

Section 2.3              Special Meetings.  A special meeting of the Board of Directors may be called at any time by the Chairman or either of the Co-Chairman of the Board, the President or three Directors.

Section 2.4              Quorum.  A majority plus two members of the entire Board of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board, except as otherwise described by these Regulations.  A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time or place.

Section 2.5              Action by the Board.  Except as otherwise prescribed by law, the Articles of Incorporation and Redomestication of the Corporation or these Regulations, the vote of a majority plus one member of the Board of Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

Section 2.6              Notice of Meetings.  Notice of a regular meeting of the Board of Directors need not be given.  Notice in writing of each special meeting of the Board of Directors shall be given to each Director at least two days in advance thereof and shall state in general terms the purpose or purposes of the meeting.  Any such notice shall be deemed given to a Director when delivered to him or sent by regular mail, overnight mail, facsimile, telegram, or cablegram addressed to him at his address furnished to the Secretary.  Notice need not be given to any Director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, at the beginning or the meeting, that the meeting is not lawfully called or convened.  Notice of any adjournment of a meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 2.7              Participation in Meetings; Action by Consent Without Meeting.  Any Director may participate in a meeting of the Board of Directors or of a committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the Board of Directors or such committee, as the case may be.

Section 2.8              Resignations.  Any Director may resign at any time by giving written notice of the Chairman or either the Co-Chairman of the Board, the President or the Secretary.  Such resignation shall take effect on receipt of such notice or at any later time specified therein.

Section 2.9              Removal of Directors.  Any Director may be removed by a majority vote of Shareholders with or without cause.

Section 2.10            Vacancies.  Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason (including the removal of Directors with or without cause) may be filled by vote of the Shareholders.

Section 2.11            Directors’ Fees.  The Directors shall be paid such fees for services as Directors as may have been authorized by the Board of Directors.

Section 2.12            Committees.  The Board of Directors may, by resolution passed by a majority plus one member of the entire Board, designate one or more committees, each committee to consist of three or more Directors.  The Board of Directors may, by resolution passed by a majority plus one member of the entire Board, designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.  Any committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Articles of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of share of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, share of any other classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the Shareholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Regulations; provided further, however, that, unless expressly so provided in the resolution of the Board of Directors designating such committee, no such committee shall have the power or authority to declare a dividend, or to authorize the issuance of stock.  Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when so requested by the Board of Directors.

ARTICLE III

Officers

Section 3.1              General.  The officers of the Company shall by a Chariman or Co-Chairmen of the Board, a President, one or more Vice Presidents, a Controller, a Secretary, a Treasurer, an Actuary and such other officers as the Board of Directors may determine.  Each officer shall be elected by the Board of Directors to hold office for the term for which he is elected and until his successor has been elected and qualified or until his death, resignation or removal.  Any two or more offices may be held by the same person, except the offices of President and Secretary.  The Board of Directors may determine not be fill any office from time to time.  The Board of Directors may require any officer to give security for the faithful performance of his duties.

Section 3.2              Resignation.  Any officer may resign at any time by giving written notice to the Chairman or either of the Co-Chairman of the Board, the President or the Secretary.  Such resignation shall take effect on receipt of such notice or at any later time specified therein.

Section 3.3              Removal of Officers and Vacancies.  Any officer elected by the Board of Directors may be removed by the Board with or without cause.  A vacancy occurring in any office for any reason may be filled by action of the Board of Directors.

Section 3.4              Chairman of the Board.  The Chairman or either of the Co-Chairman of the Board of Directors shall have the power to call special meetings of the Shareholders and to call special meetings of the Board of Directors.  The eldest Co-Chairman present shall preside at the first meeting of the Board of Directors and the first meeting of the Shareholders.  At each subsequent meeting of the Board of Directors and each subsequent meeting of the Shareholders, the Chairman, or the Co-Chairman who did not preside at the most recent meeting of the Board of Directors, in the case of meetings of the Board of Directors, or the most recent meeting of the Shareholders, in the case of meetings of Shareholders, shall preside if present.  The Chairman or the Co-Chairmen shall be the Chief Executive Office or Co-Chief Executive Officers and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chairman or Co-Chairmen shall perform all duties incident to the office of the Chairman of the Board and all such other duties an may from time to time be assigned to them by the Board of Directors or these Regulations

Section 3.5              President.  The President shall generally assist the Chairman or the Co-Chairman and perform such other duties as the Board of Directors or the Chairman, or Co-Chairman, shall prescribe, and in the absence or disability of the Chairman, or Co-Chairmen, shall perform the duties and exercise the powers of the Chairman, or Co-Chairmen.

Section 3.6              Vice Presidents.  Each Vice President shall exercise such powers and perform such duties as the Board of Directors or the Chairman or Co-Chairmen shall prescribe.

Section 3.7              Controller.  The Controller shall be responsible for keeping and maintaining the books of account of the Corporation subject to the control of the Board of Directors.  The Controller shall exercise such powers and perform such other duties as relate to the office of the Controller, and also such powers and duties as may be delegated or assigned to or required of him by these Regulations or by or pursuant to authorization of the Board of Directors.  The Controller shall also report from time to time to the Board of Directors or any committee any other matters coming to his attention in the course of his duties which in his judgment should be brought to their attention.

Section 3.8              Secretary.  The Secretary shall issue notice and keep the minutes of the meetings of the Shareholders and of the Board of Directors and its committees and shall have custody of the Corporation’s corporate seal and records.  The Secretary shall exercise such powers and perform such other duties as relate to the office of the Secretary, and also such powers and duties as may be delegated or assigned to or required by him by or pursuant to authorization of the Board of Directors.

Section 3.9              Treasurer.  The Treasurer shall be responsible for purchasing and selling securities pursuant to authorization of the Board of Directors or any committee thereof and the safekeeping of the Corporation’s funds and securities.  The Treasurer shall exercise such powers and perform such other duties as relate to the office of the Treasurer, and also such powers and duties as may be delegated or assigned to or required of him by these Regulations or by or pursuant to the authorization of the Board of Directors.

Section 3.10            Actuary.  The Actuary shall be responsible for all actuarial calculations and the preparation of all policy forms to be issued by the Corporation, subject to the control of the Board of Directors.  The Actuary shall exercise such powers and perform such other duties as relate to the office of the Actuary, and also such powers and duties as may be delegated or assigned to or required of him by these Regulations or by or pursuant to the authorization of the Board of Directors.

Section 3.11            Other Officers.  Each other officer shall exercise such powers and perform such duties as the Board of Directors or the Chairman or Co-Chairman shall prescribe.

ARTICLE V

Execution of Instruments

Section 4.1              Execution of Instruments.  Any one of the following, namely, the Chairman of the Board, or either of the Co-Chairman, the President, any Vice President (including a Deputy or Assistant Vice President or any other Vice President designated by a number or a word or words added before or after the title Vice President to indicate his rank or responsibility), the Secretary or the Treasurer, of any officer, employee or agent designated by or pursuant to authorization of the Board of Directors or any committee thereof, shall have power to execute instruments on behalf of the Company (other than checks, drafts and other orders drawn on funds of the Corporation deposited in its name in banks) and to affix the corporate seal.  If any such instrument is to be executed on behalf of the Company by more than one person, any two or more of the foregoing or any one or more of the foregoing with an Assistant Secretary or an Assistant Treasurer shall have power to execute such instrument and affix the corporate seal.

The signature of any officer may be in facsimile on any such instrument if it shall also bear the actual signature, or personally inscribed initials, of an officer, employee or agent empowered by or pursuant to the first sentence of this Section to execute such instrument, provided that the Board of Directors or a committee thereof may authorize the issuance of insurance contracts and annuity contracts on behalf of the Company bearing the facsimile signature of an officer without the actual signature or personally inscribed initials of any person.

All checks, drafts and other orders drawn on funds of the Company deposited in its name in banks shall be signed by one or more officers or employees, but only pursuant to authorization of and in accordance with rules prescribed by the Board of Directors, which rules may permit the use of facsimile signatures.

Section 4.2              Facsimile Signatures of Former Officers.  If any officer whose facsimile signature has been placed upon any instrument shall have ceased to be such officer before such instrument is issued, it may be issued with the same effect as if he had been such officer at the time of its issue.

Section 4.3              Meaning of Term “Instruments”.  As used in this Article IV, the term “instrument” includes, but is not limited to, contracts and agreements, checks, drafts and other orders for the payment of money, transfers of bonds, stocks, notes and other securities, and powers of attorney, deeds, leases, releases of mortgages, satisfactions and all other instruments entitled to be recorded in any jurisdiction.

ARTICLE V

Indemnification

Section 5.1              Indemnification of Directors, Officers, Employees and Incorporators.  To the extent permitted by the law of the State of Ohio, subject to all applicable requirements thereof;

(a)              The Corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, join venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b)              The Corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect to any of the following:

(1)      Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(2)      Any action of suit in which the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code.

(c)              To the extent that a Director, trustee, officer, employee, or agent has been successful in the merits or otherwise in defense of any action, suit, or proceeding referred to in division (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(d)              Any indemnification under divisions (a) and (b) of this Article, unless ordered by a court, shall be made the Corporation only as authorized in the specific case upon the determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (a) and (b) of this Article.  Such determination shall be made as follows:

(1)      By a majority vote of a quorum consisting of Directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

(2)      If the quorum described in division (d)(1) of this Article is not obtainable or if a majority vote of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years;

(3)      By the Shareholders; or

(4)      By the court of common pleas or the court in which such action, suit, or proceeding was brought.

Any determination made by the disinterested Directors under Article (d)(1) or by independent legal counsel under Article (d)(2) shall be normally communicated to the person who threatened or brought the action or suit by in the right of the Corporation under (b) of this Article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(e)(1)          Expenses, including attorney’s fees, incurred by a Director in defending the action, suit, or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director in which he agrees to do both of the following:

(i)  Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation;

(ii)  Reasonably cooperate with the Corporation concerning the action, suit or proceeding.

(2)              Expenses, including attorney’s fees, incurred by a Director, officer, employee, or agent in defending any action, suit, or proceeding referred to in divisions (a) and (b) of this Article, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

(f)               The indemnification authorized by this section shall not be exclusive or, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles or the Regulations for any agreement, vote of  Shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g)              The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self insurance, on behalf of or for any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this section.  Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

ARTICLE VI

Capital Stock

Section 6.1              Form of Certificates.  Certificates representing shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.  Each certificate shall be signed by the President or a Vice President and the Secretary or the Treasurer, and may be sealed with the corporate seal of the Company or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee.

Section 6.2              Registered Owner.  Prior to due presentment for registration of transfer of a certificate for shares of its capital stock, the Company may treat the registered owner as the person exclusively entitled to vote, to receive notification and otherwise to exercise all the rights and powers of an owner.

Section 6.3              Certificates Lost or Destroyed.  The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

Section 6.4              Record Date.  The Board of Directors may fix, in advance, a date as the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights.  The Board of Directors may also fix a date as the record date for the purpose of any other action.  The record date may not be more than sixty (60) days nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed, the record date for the determination of the Shareholders entitled to notice of or to vote at a meeting of the Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, and the record date for the determining Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

ARTICLE VII

Adoption and Amendment of the Code of Regulations

Section 7.1              Adoption and Amendment of the Code of Regulations.  These Regulations may be adopted by the Shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal, or may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on the proposal; and the Regulations may be amended, or new Regulations may be adopted, by the affirmative vote or written consent of the holders of shares entitling them to exercise a majority of the voting power on the proposal.